SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

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                          Calgon Carbon Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             Joseph A. Fischette
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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- --------
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[LOGO OF CALGON CARBON CORPORATION]

CALGON CARBON CORPORATION P.O. BOX 717 PITTSBURGH, PA 15230-0717
(412) 787-6700 TELEX 671 1837 CCC PGH      PANAFAX: 412-787-6713

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calgon Carbon Corporation at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, April 18, 1995 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election as directors is set forth in the notice of the meeting and the Proxy Statement, which are attached. This year you are asked to elect three directors and to elect independent auditors for 1995.

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, we hope that you will send a proxy voting on the matters to be considered. Please sign, date and return your proxy in the enclosed envelope as promptly as possible.

                                                     Very truly yours,

                                                     /s/ Colin Bailey

                                                     Colin Bailey
                                                     President

March 20, 1995

                           CALGON CARBON CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Calgon Carbon Corporation will be held at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania, on Tuesday, April 18, 1995 at 1:00 p.m., Eastern Daylight Saving Time, for the following purposes:

     (1) To elect three directors;

     (2) To elect independent auditors to examine the consolidated financial statements of the Company for 1995; and

     (3) To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

Holders of record of the Company's Common Stock as of the close of business on March 14, 1995 are entitled to notice of and to vote at the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

                                                  Joseph A. Fischette
                                                       Secretary

March 20, 1995

                           CALGON CARBON CORPORATION

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
Voting Securities and Record Date............................................................................           1

Security Ownership of Certain Beneficial Owners and Management...............................................           1

Board of Directors and Committees of the Board...............................................................           2

Election of Directors........................................................................................           3

Executive Compensation.......................................................................................           5

Election of Independent Auditors.............................................................................          11

Vote Required................................................................................................          11

Other Business...............................................................................................          12

Stockholder Proposals........................................................................................          12

                           CALGON CARBON CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 18, 1995

The enclosed proxy is solicited on behalf of the Board of Directors of Calgon Carbon Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, April 18, 1995 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh Pennsylvania. The accompanying Notice of Annual Meeting of Stockholders sets forth the purposes of the meeting.

The enclosed proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to stockholders on or about March 20, 1995. The Company's Annual Report to Stockholders for 1994 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telecopy, telegraph and personal interview. The Company may also request brokerage houses and other nominees or fiduciaries to forward copies of the proxy soliciting material and 1994 Annual Report to beneficial owners of the stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                       VOTING SECURITIES AND RECORD DATE

Holders of the Company's Common Stock of record as of the close of business on March 14, 1995 are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 40,418,860 shares of Common Stock, the holders of which are entitled to one vote per share. The Company does not have cumulative voting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of Common Stock beneficially owned by each director of the Company, by Clayton P. Shannon and Joseph A. Fischette, executive officers of the Company, and by all directors and executive officers of the Company as a group, as of the record date. On March 1, 1995, the Voting Trust, pursuant to which Class A Stock of the Company was held, expired and all such stock was converted into Common Stock of the Company. Unless otherwise indicated in the footnotes to the table, each person named and all directors and officers as a group have sole voting power and sole investment power with respect to the shares. Management of the Company does not know of any other person who beneficially owned as of the record date more than five percent of the Company's Common Stock. As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, the security). A person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days after the record date.

               NAME OF                  NUMBER OF      PERCENT
          BENEFICIAL OWNER               SHARES       OF CLASS
          ----------------               ------       --------
Colin Bailey                              1,884,424         4.7%
Robert W. Cruickshank                         6,000           *
William J. Gilliam                          441,750         1.1
Arthur L. Goeschel                              500           *
Thomas A. McConomy                        4,888,480        12.1
Nick H. Prater                                1,000           *
Ronald R. Tisch                           1,840,424         4.6
Harry H. Weil(1)                              3,600           *
Roger H. Zanitsch                         1,825,534         4.5
Clayton P. Shannon(2)                       200,676           *
Joseph A. Fischette(2)                      115,708           *
All directors and executive officers
as a group (13 persons)(1)(2)            11,340,456       28.06

- ---------
*Less than 1%.

(1) Includes 200 shares held by Mr. Weil's wife, as to which beneficial ownership is disclaimed by Mr. Weil.

(2) Includes 10,306, 9,708 and 35,174 shares in the case of Messrs. Shannon and Fischette and all directors and executive officers as a group, respectively, held under the Company's Employees Growth Participation Plan and allocated to the accounts of such executive officers. That plan was terminated in 1990.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business of the Company is under general supervision of a Board of Directors as provided by the laws of Delaware, the Company's state of incorporation. The Board of Directors has established committees to assist it, consisting of the Executive Committee, the Compensation Committee, the Audit Committee, the Nominating Committee and the Pension Committee.

Executive Committee. The Executive Committee consists of Messrs. McConomy (Chairman), Bailey, Goeschel, Prater and Weil. The Executive Committee, during the intervals between meetings of the Board, may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company.

Compensation Committee. The Compensation Committee consists of Messrs. Cruickshank (Chairman), Gilliam, Goeschel and Prater. The Compensation Committee determines the salaries payable to all executive officers. The Committee also determines bonuses, if any, to be paid each year to officers and key employees. The Committee also administers the Company's stock option plan and has the authority to grant options thereunder.

Audit Committee. The Audit Committee consists of Messrs. Weil (Chairman), Cruickshank and Gilliam. The responsibilities of the Audit Committee are to (i) provide assistance to the Board of Directors in fulfilling its statutory and fiduciary responsibilities for examinations of the Company and in monitoring its accounting and financial reporting practices; (ii) determine that the Company has adequate administrative, operational and internal accounting controls and that the Company is operating in accordance with its prescribed procedures and codes of conduct; (iii) serve as an independent and objective party in the review of the financial information presented by management for distribution to stockholders and the general public; and (iv) provide direction and supervision over the internal audit function and the independent accountants. One of the functions of the Audit

Committee is to recommend to the Board of Directors the selection of independent accountants for the coming year.

Nominating Committee. The Nominating Committee consists of Messrs. Bailey (Chairman), McConomy, Tisch and Zanitsch. The Nominating Committee reviews the size and composition of the Board of Directors and makes recommendations with respect to nominations for election or appointment of directors. The Nominating Committee will consider nominees recommended by stockholders provided that stockholders submit the names of nominees in writing to the Secretary of the Company together with a statement of the nominees' qualifications. Such information should be received no later than January 31, 1996 with respect to nominations for election at the 1996 Annual Meeting of Stockholders.

Pension Committee. The Pension Committee consists of Messrs. Cruickshank and Prater (Co-Chairmen), Tisch and Zanitsch. The Pension Committee reviews and approves the investments of the Company's defined benefit pension plans and interacts with the investment manager for such plans.

During 1994, the Executive Committee held one meeting, the Compensation Committee held three meetings, the Audit Committee held three meetings, the Nominating Committee held one meeting and the Pension Committee did not meet. The Board of Directors held eight meetings during 1994.

COMPENSATION OF DIRECTORS

Board and Committee Fees. Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. Directors (other than the Chairman) who are not employees of the Company receive an annual retainer of $12,000 (prior to August 16, 1994), and thereafter $15,000, and the Chairman receives an annual retainer of $100,000, for Board service. Non-employee Directors also receive a fee of $750 (prior to August 16, 1994), and thereafter $900, for each Board and committee meeting attended, other than committee meetings held by telephone or on the same day as a Board meeting.

1993 Non-employee Directors' Stock Option Plan. The 1993 Non-employee Directors' Stock Option Plan provides for an annual grant of non-statutory stock options to each non-employee Director in an amount equal to the sum of 500 plus 100 times the number of calendar years during which, as of April 1 of such year, such person was a non-employee Director of the Company. The option price for each stock option is $15.50, the fair market value of the Common Stock on April 21, 1993, the date of the first grant. In general, stock options will vest if the "income from operations" of the Company for the fiscal year in which such options were granted is greater than that of the prior fiscal year; otherwise such stock options will be forfeited. The 1994 options granted to directors were forfeited.

                             ELECTION OF DIRECTORS

The Board of Directors, acting pursuant to the bylaws of the Company, has determined that the number of directors constituting the full Board of Directors shall be nine at the present time. The Board is divided into three classes of equal size. One such class is elected every year at the Annual Meeting for a term of three years.

The Board of Directors has, upon recommendation of the Nominating Committee, nominated Thomas A. McConomy, Robert W. Cruickshank and Arthur L. Goeschel for reelection as directors, and each of them has agreed to serve if elected. Each director elected at the 1995 Annual Meeting of Stockholders will hold office until the 1998 Annual Meeting of Stockholders or until the director's prior death, disability, resignation or removal. Proxies are solicited in favor of those nominees and will be voted for them unless otherwise specified. Messrs. McConomy and Goeschel have served as directors since the formation of the Company in 1985 and Mr. Cruickshank has served as a director since November 1985. If any nominee becomes unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

Information concerning those nominees for director and the other directors who will continue in office after the meeting is set forth below, together with information concerning the Company's executive officers who are not directors.

NAME                               AGE                POSITION WITH THE COMPANY
- ----                               ---                -------------------------
                              Class of 1998
Robert W. Cruickshank               49           Director
Arthur L. Goeschel                  73           Director
Thomas A. McConomy                  61           Director

                              Class of 1996
William J. Gilliam                  42           Director
Nick H. Prater                      66           Director
Harry H. Weil                       61           Director

                              Class of 1997
Colin Bailey                        48           President, Director
Ronald R. Tisch                     53           Executive Vice President, Director
Roger H. Zanitsch                   51           Director

                            Executive Officers
Clayton P. Shannon                  60           Senior Vice President--Finance
Joseph A. Fischette                 48           Senior Vice President, General
                                                   Counsel and Secretary
John M. MacCrum                     47           Senior Vice President
Robert V. Carrubba                  58           Vice President

Messrs. McConomy, Bailey, Tisch and Zanitsch have been directors and executive officers of the Company since its formation in 1985. Mr. McConomy retired as President, and Mr. Bailey assumed that position, effective July 1, 1994. Mr. Zanitsch retired as Senior Vice President on December 31, 1994. On November 9, 1994, Mr. Zanitsch and the Company entered into a consulting agreement providing that Mr. Zanitsch would act as a consultant to the Company in 1995 for a fee of $60,000 for that year. Messrs. Fischette and Shannon have been executive officers of the Company, and Dr. Carrubba and Mr. MacCrum have been key employees or executive officers of the Company, since 1985. Mr. McConomy is also a director of PNC Bank and Equitable Resources, Inc.

Mr. Cruickshank has been a director of the Company since November 1985. In 1994 Mr. Cruickshank became President of R.W. Cruickshank & Co. Prior thereto he was Chairman of the Board of Wiltek, Inc. and a private investor for more than the past five years. He is also a director of New Canaan Bank & Trust Company, Friedmans, Inc. and Data Documents, Inc.

Mr. Gilliam has been a director of the Company since its formation in 1985. Since December 1990, Mr. Gilliam has been Chairman and Chief Executive Officer of New Charleston Capital, Inc., a merchant banking firm. Prior thereto he was President and Chief Executive Officer of Gilliam & Company, Inc., a merchant banking firm. From April 1988 to March 1992, Mr. Gilliam was Chairman of the Board and Chief Executive Officer of Rexene Corporation.

Mr. Goeschel has been a director of the Company since its formation in 1985. In 1992, Mr. Goeschel, previously retired, became Chairman of the Board of Rexene Corporation, a manufacturer of polypropylene and other thermoplastic and petrochemical products. He also was Chairman of the Board of Tetra Technologies, Inc., which manufactures water treatment equipment, from 1992 until October 1993. Mr. Goeschel is also a director of the Dreyfus-Laurel Mutual Funds and National Picture Frame.

Mr. Prater has been a director of the Company since August 1990. Until June 1990, when he retired, Mr. Prater was President and Chief Executive Officer of Mobay Corporation (now called Miles, Inc.), a chemical producer. He is also a director of Harsco, Inc.

Mr. Weil has been a director of the Company since its formation in 1985. Mr. Weil is a partner in the law firm of Reed Smith Shaw & McClay, which provides legal services to the Company. Mr. Weil is also a director of Erie Indemnity Company.

                             EXECUTIVE COMPENSATION

In 1985 the Board of Directors created a Compensation Committee, consisting of at least three directors who are not employees of the Company. One of the functions of the Compensation Committee is to review at least annually, and more often if circumstances make an interim review appropriate, the compensation of the Company's executive officers and the plans or formulas from which such compensation is derived. The Compensation Committee then makes recommendations to the full Board of Directors as to such matters (except for the grant of options under the Company's Stock Option Plan, which is done by the Committee alone so that the grants will satisfy Rule 16b-3 under Securities Exchange Act of 1934).

Set forth below is the report of the members of the Compensation Committee, Messrs. Cruickshank (Chairman), Gilliam, Goeschel and Prater, as to the Committee's recommendations for the compensation of the Company's executive officers applicable to 1994.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            General policies with respect to executive compensation and the relationship between compensation and performance
           ---------------------------------------------------------

The Compensation Committee's policies with respect to executive compensation are intended to achieve three principal goals. First, they are intended to create base compensation levels sufficient to attract and retain talented and dedicated executive officers. To accomplish this, the Committee compares the Company's base salary levels with those currently being paid for similar positions by other companies. The Committee also reviews the total compensation package available to executive officers, to make sure it remains competitive.

Second, the compensation policies are intended to provide a direct link between performance during the year (both the performance of the Company as a whole and the performance of the individual officer) and a significant part of the officer's compensation. This is done through cash bonuses available to executive officers based on the Company's performance as a whole and the officer's performance as an individual. These bonuses have ranged from a high of 100% of salary to a low of zero.

Third, the compensation policies are intended to provide executive officers with the opportunity to acquire a significant equity stake in the Company, through granting them stock options at full market prices and with delayed vesting provisions. These options will become and remain important assets if, and only if, the market price of the Common Stock increases over the period of the options. Short-term price fluctuations up and down will not be as important to optionees as long-term growth. In this respect, therefore, the interests of the executive officers will be aligned directly with the interests of the stockholders in increasing stockholder value.

          Compensation policies applied to executive officers in 1994
          -----------------------------------------------------------

The Company's executive officers are Messrs. Bailey, Tisch, Shannon, Fischette, MacCrum and Carrubba. Mr. McConomy retired as President, and Mr. Bailey assumed that position, effective July 1, 1994. Mr. Zanitsch retired as Senior Vice President on December 31, 1994. The compensation of the Company's executive officers has three main components: base salary, bonus, and stock options.

Salary. Base salaries for the executive officers are designed to be at levels at or slightly lower than those of executive officers of comparable companies under the so-called "Hay point" system. This system was designed some years ago by The Hay Group, Inc., an independent salary consulting firm, and it has been adopted in various forms by many companies. The Hay Group provides a comparison to the Company's compensation with all companies participating in the Hay system, and with those companies in the Company's same industry sector. Under this system, a certain number of "Hay points" is assigned to each executive position, depending on factors such as the relative importance of the executive's functions to the overall results of the Company, the number of employees reporting to the executive, the levels of supervision, if any, over the executive and similar factors. Once established, the number of Hay points applicable to a particular position is unlikely to change unless there is a significant change in the duties and responsibilities associated with that position.

In associating particular levels of salary with particular numbers of Hay points, the Compensation Committee is guided primarily by information from The Hay Group, Inc. and other sources as to competitive salaries. The other companies compared with the Company for this purpose are selected by The Hay Group, Inc. not by the Company, and are not necessarily the same as those used for the Performance Graph in the Proxy Statement. The Committee also considers the present and projected cash position of the Company, and the availability to the executive officers of additional forms of compensation described below. This consideration is done at the Committee's discretion and not on any formula or objective basis. The Committee's general philosophy is that salary levels for the Company's executive officers should be somewhat less than the median salaries paid by other companies for comparable positions, so that the overall compensation of an executive officer in a particular year will be more heavily weighted toward incentive compensation, such as bonus and stock options, than toward a fixed salary. In this way, the executive officer's compensation will vary from year to year and will be strongly influenced by the results achieved by the Company.

The salaries of Mr. Tisch, Executive Vice President, Mr. MacCrum, Senior Vice President, Mr. Fischette, Senior Vice President and General Counsel, and Dr. Carrubba, Vice President-Commercial Development, were adjusted to reflect their new responsibilities in connection with promotions in 1994.

Bonus. The Committee recommended, and the Board of Directors approved, the termination of the Officers Incentive Plan which had been used since 1985 and its replacement by a new Officers Incentive Plan effective January 1, 1994. The new plan, like the 1985 plan, makes a bonus pool available from which cash bonuses may be granted to executive officers, but the new plan uses revised criteria. The new plan was adopted by the Board of Directors to better link the individual officers' bonus payments to the performance of the Company.

The total amount of bonuses that may be awarded under the new plan (the "bonus pool") cannot exceed 100% of the annualized salaries of all the participants, measured at year-end, and the maximum bonus for any individual officer is 100% of the officer's salary. The 100% level for the bonus pool is available only if the Company meets certain performance targets, as described below, and if the Committee chooses not to apply a discount factor, which can be as much as 15%. The failure to meet performance targets reduces the available bonus pool. Although the Committee has traditionally recommended bonuses equal to the amounts calculated on an objective basis under the plan, it retains the discretion under the plan to reduce or to eliminate bonuses.

The plan provides for three factors in determining the officers' bonus payments. First, there is a "return on assets" performance target, which is the average of the actual return on assets for the five years prior to the award year; second, there is an "earnings per share" performance target, set by the Board of Directors at the beginning of the year; and third, the individual officer's performance for the plan year is assessed by the Committee. The performance factors of return on assets and earnings per share are weighted 40% each, and the individual officer's performance is weighted 20%. The calculations under the plan with respect to the first two criteria resulted in no bonus pool being available for 1994. The individual award factor produced the bonus amounts shown for the officers in the summary compensation table.

Stock options. Under the terms of the Company's Stock Option Plan adopted in 1985, the Compensation Committee alone determines that identity of the optionees, the number of shares to be covered by each option, the years in which the options will become vested, and other terms and conditions of the options. In determining whether to grant any options, the Committee takes into account the number of options already outstanding, the market price of the Company's Common Stock, the results achieved by the Company in the past year or more (such as earnings, cash flow, return on equity and other measures), and its prospects during the next several years. Potential dilution resulting from the exercise of options in the future is considered, as is the desirability of more closely linking the rewards of the optionees to increases in the market price of the stock. These matters are at the discretion of the Committee, and are not determined by any formula or weighting of particular factors. The Committee believes that such a link provides an additional incentive to achieve results which are valued by the market, and which thus may benefit stockholders through an increased market price.

In determining whether to grant options to a particular individual, the Committee considers, again in its discretion, the level of responsibility of the individual within the Company, the effect which successful efforts by the individual may have on the overall results of the Company, the need to provide incentive compensation comparable to that available from other companies which may compete for the individual's services, and the number of unexercised options and shares of the Company's Common Stock already held by the individual. In view of the fact that many of the executive officers have substantial holdings of Common Stock, the Committee had not, until the grants described below, granted stock options to its executive officers since 1987 and in general has granted less stock options to its executive officers than those in its comparative group.

The stock options granted to officers in early 1994, as described in the Compensation Committee report contained in last year's proxy statement, were cancelled on January 1, 1995 because the closing market price of the Company's Common Stock on December 31, 1994 did not reach the level necessary for such options to vest.

The Stock Option Plan makes stock appreciation rights, payable in cash, available for grant, but the Compensation Committee has not granted any.

              Compensation of the Chief Executive Officer in 1994
              ---------------------------------------------------

The methods used by the Compensation Committee in fixing Mr. Bailey's compensation for 1994 were the same as those described above for other executive officers. As the chief executive officer of the Company, all other officers of the Company report to him, and he is responsible, directly or indirectly, for all of the operations and business of the Company. Consequently, Mr. Bailey has a substantially larger number of "Hay points" assigned to him than any other officer, and in his case the Committee is typically guided primarily by the overall results of the Company, and less by efforts expended or achievements at particular tasks or in particular areas.

The Compensation Committee adjusted Mr. Bailey's salary in July 1994 to $325,000 annually to reflect his new position as President and Chief Executive Officer of the Company. As is the case for all executive officers of the Company, Mr. Bailey's base salary is at a level with or slightly lower than that of executive officers of comparable companies.

Mr. Bailey qualified for a bonus under the new Officers Incentive Plan but he declined to accept it.

In view of Mr. Bailey's substantial holdings of Company Common Stock and his position with the Company, the Committee did not grant him any stock options under the Stock Option Plan in 1994.

  ROBERT W. CRUICKSHANK                                       WILLIAM J. GILLIAM
  ARTHUR L. GOESCHEL                                              NICK H. PRATER

SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION
                                                --------------------------------------------------
                                                                                   OTHER ANNUAL         ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR     SALARY ($)   BONUS ($)   COMPENSATION ($)  COMPENSATION ($)(1)
- ---------------------------                     ----     ----------   ---------   ----------------  -------------------
Colin Bailey                                       1994     278,898           0                0                 0
  Director, President                              1993     232,800           0                0                 0
  and Chief Executive                              1992     166,320      78,170                0                 0
  Officer(2)

Thomas A. McConomy                                 1994     198,508           0                0                 0
  Director, President and                          1993     303,600           0                0             1,681
  Chief Executive Officer(2)                       1992     303,600      80,454                0             3,222

Ronald R. Tisch                                    1994     176,700      26,432                0               497
  Director and Executive                           1993     166,320           0                0               201
  Vice President                                   1992     166,320      72,349                0               839

Roger H. Zanitsch                                  1994     174,300      24,478           99,766(3)              0
  Director and Senior                              1993     166,320           0          134,177(3)              0
  Vice President(4)                                1992     166,320      49,896                0                 0

C. P. Shannon                                      1994     162,960      22,156                0             2,927
  Senior Vice President--Finance                   1993     150,900           0                0               553
  and Chief Financial Officer                      1992     150,900      60,737                0             1,390

Joseph A. Fischette                                1994     132,180      20,730                0                 0
  Senior Vice President,                           1993     120,792           0                0                 0
  General Counsel and                              1992     120,792      47,357                0                 0
  Secretary

- ---------
(1) Consists only of premiums paid by the Company on term life insurance policies on the lives of the named individuals.

(2) Mr. McConomy retired as President and Chief Executive Officer, and Mr. Bailey assumed such position, on July 1, 1994.

(3) Consists of the costs of personal benefits provided by the Company and its subsidiaries in connection with Mr. Zanitsch's relocation to England, including $78,250 for rental allowance in 1994 and $64,161 for rental allowance and a one-time special relocation payment of $41,550 in 1993.

(4)  Mr. Zanitsch retired on December 31, 1994.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                 NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED            IN-THE-MONEY
                                    SHARES                       OPTIONS AT FY-END(#)         OPTIONS AT FY-END ($)
                                  ACQUIRED ON    VALUE       ---------------------------   ---------------------------
NAME                              EXERCISE(#)  REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----                              -----------  -----------   -----------   -------------   -----------   -------------
Colin Bailey                           0            0             0              0              0              0
Thomas A. McConomy                     0            0             0              0              0              0
Ronald R. Tisch                        0            0             0              0              0              0
Roger H. Zanitsch                      0            0             0              0              0              0
C.P. Shannon                        20,000       257,500          0              0              0              0
Joseph A. Fischette                 20,000       260,000          0              0              0              0

EMPLOYMENT AGREEMENTS

Messrs. Bailey, Tisch, Shannon and Fischette, like the other executive officers of the Company, have entered into employment agreements dated as of November 1, 1994 with the Company. The agreements generally provide, subject to certain termination provisions, for continued employment of the officers through December 31, 1995, with automatic one year renewals, unless six months' prior notice is provided. The agreements provide for a base salary and bonus compensation as determined by the Company. The agreements contain change in control provisions pursuant to which, if a change in control (as defined in the agreements) occurs, (i) the term of the employment agreement is extended to the last day of the second full calendar year after the change in control, (ii) the employee may only be discharged for cause, and not based solely on the performance of such employee, and (iii) the employee is permitted to terminate employment on a date which is within the period beginning on the first anniversary of such change in control and ending on the second anniversary. If the employment of an employee is terminated by the Company for cause or based on performance, or the agreement expires by its terms, no severance is payable to an employee. However, if an employee is otherwise terminated or an employee terminates his or her employment as provided in (iii) above, the Company is required to pay severance compensation to the employee for 36 months (or, if earlier, until the employee is employed by another employer for compensation at least equal to 90% of his prior compensation) equal to his or her monthly compensation (including salary but not bonuses) for the calendar year immediately prior to termination. In addition, for such period the employee will receive equivalent benefits as were provided at the time of termination. The agreements also contain confidentiality and non-compete provisions.

PERFORMANCE GRAPH


                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
      AMONG CALGON CARBON, S&P 500 INDEX AND S&P CHEMICAL-SPECIALTY INDEX

                                                                   S&P CHEMICAL-
Measurement period                               S&P 500             SPECIALTY
(Fiscal year Covered)        CALGON CARBON        INDEX                INDEX
- ---------------------        -------------       -------           -------------
Measurement PT -
BASE                         $100                $100              $100
FYE 12/31/90                 $ 99.02              $ 96.90           $ 96.10
FYE 12/31/91                 $ 98.56              $126.42           $135.66
FYE 12/31/92                 $ 81.99              $136.05           $143.72
FYE 12/31/93                 $ 61.22              $149.76           $163.87
FYE 12/31/94                 $ 47.73              $151.74           $143.06



PENSION BENEFITS

The Company's Retirement Plan for Salaried Employees is a non-contributory defined benefit pension plan. In addition, the Company has a Supplemental Retirement Plan, which is applicable to certain employees selected by the Board of Directors, designed to supplement retirement benefits under the Retirement Plan for Salaried Employees which have been limited by various Internal Revenue Code provisions. At present Mr. McConomy is the only participant in such Supplemental Retirement Plan. The following table shows the estimated annual pension benefits which would be payable under the above-stated plans in the form of a single life annuity, for various levels of average annual compensation and years of service, based upon retirement at age 65 in the calendar year 1994, before any reduction to take account of benefits payable by the Company's former owner, Merck & Co., Inc. (by agreement with Merck, benefits payable under Company plans are reduced by the benefit amounts payable to the individual by Merck, which are computed utilizing a 2.5% compensation increase assumption).

    AVERAGE ANNUAL
   COMPENSATION FOR
       HIGHEST
FIVE CONSECUTIVE YEARS           ANNUAL BENEFITS FOR YEARS OF SERVICE (1)
  IN 10-YEAR PERIOD      --------------------------------------------------------
 PRECEDING RETIREMENT    15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
- ----------------------   --------    --------    --------    --------    --------
      $  150,000        $   32,925  $   43,900  $   54,875  $   65,850  $   76,825
         200,000            44,550      59,400      74,250      89,100     103,950
         250,000            56,175      74,900      93,625     112,350     131,075
         300,000            67,800      90,400     113,000     135,600     158,200
         350,000            79,425     105,900     132,375     158,850     185,325
         400,000            91,050     121,400     151,750     182,100     212,450
         450,000           102,675     136,900     171,125     205,350     239,575
         500,000           114,300     152,400     190,500     228,600     266,700

(1) Under Section 415 of the Internal Revenue Code of 1986, the amount of annual benefits which may be paid under the Retirement Plan for Salaried Employees to any employee may not exceed $118,800 during 1994 and $120,000 during 1995 and under Section 401(a)(17) of the Code the amount of annual compensation of each employee taken into account under such plan for any year may not exceed $150,000 during 1994 and 1995. These limitations have not been reflected in the table.

Other than the reduction with respect to Merck benefits discussed above, the benefits payable under the plans are not subject to any deduction for Social Security or other offset amounts. Covered compensation for purposes of the chart above includes salary and incentive awards which are reported in the "bonus" column of the summary compensation table. As of December 31, 1994, Messrs. Bailey, Fischette, Shannon, Tisch and Zanitsch had 7, 15, 9, 16 and 25 years of service, respectively, under the plans. Mr. McConomy retired in 1994 with 39 years of service under the plans. Mr. Bailey is also covered by a pension plan applicable to certain of the Company's foreign employees with respect to his years of service in the Company's Belgian and other European operations. Pursuant to the formula used to calculate the benefits payable to Mr. Bailey for such service he is entitled to an annual amount upon retirement equal to the greater of (a) .5% of his average compensation up to the parallel average Belgian state pension ceiling, plus 1.5% of such compensation in excess of this ceiling, for the period he was covered by the plan, and (b) two times Mr. Bailey's own contributions to the plan plus interest at 4% per year. In Mr. Bailey's case the latter calculation would apply. Upon Mr. Bailey's retirement at age 65 he would be entitled to payment of an estimated annual pension benefit of $9,564 (based upon conversion of Belgian francs to U.S. dollars at the exchange rates in effect at year-end) under such plan.

                        ELECTION OF INDEPENDENT AUDITORS

The Board of Directors, following recommendation of the Audit Committee, has nominated the independent pubic accounting firm of Price Waterhouse LLP as the independent auditors to examine the consolidated financial statements of the Company for 1995. The proxies solicited on behalf of the Board of Directors will be voted for that firm unless otherwise specified.

Price Waterhouse LLP has served as the independent auditors for the Company since its formation in 1985. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

                                 VOTE REQUIRED

The three nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. The affirmative vote of the holders of a majority of the votes cast of the Company's Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, is necessary to approve the actions proposed in item 2 of the accompanying Notice of 1995 Annual Meeting of Stockholders. Under Delaware law and the Company's Restated Certificate of Incorporation and By-laws, the total number of votes cast "for" or "against" will be counted for purposes of determining the minimum number of affirmative votes required for approval of item 2 and the total number of votes cast "for" any of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting or any broker non-vote shall not be counted in such voting.

                                 OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

If any stockholder wishes to present a proposal to be acted upon at the 1996 Annual Meeting of Stockholders, the proposal must be received by the Secretary of the Company by November 19, 1995 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 1996 Annual Meeting. The 1996 Annual Meeting is tentatively scheduled for April 23, 1996.

                                                  Joseph A. Fischette
                                                       Secretary

March 20, 1995

PROXY
                          CALGON CARBON CORPORATION

            Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting of the Stockholders April 18, 1995

Colin Bailey and Joseph A. Fischette, or either of them, are hereby appointed proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of Calgon Carbon Corporation (the "Company") which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders of the Company scheduled for April 18, 1995, and at any adjournment thereof, as directed on the reverse side of this proxy card and, in their discretion, on any other matters which may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as specified on the reverse side hereof. If not specified, the shares represented by this proxy will be voted FOR proposals 1 and 2.

Please mark, sign and date this proxy card on the reverse side hereof and return it in the enclosed envelope.

                                                             SEE REVERSE
                                                                SIDE

- ------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                        Annual Meeting of Stockholders
                                      of
                          Calgon Carbon Corporation

                                April 18, 1995
                                  1:00 P.M.

                               Company's Office
                           400 Calgon Carbon Drive
                           Pittsburgh, Pennsylvania

[X] Please mark your
    votes as in this
    example.

    This proxy when properly exercised will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposal 2.

- ------------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR proposals 1 and 2.
- ------------------------------------------------------------------------------

1. Election of Directors.    FOR  [ ]    WITHHELD   [ ]

   Nominees: Thomas A. McConomy
             Robert W. Cruickshank
             Arthur L. Goeuschel

   For, except vote withheld from the following nominee(s):

   -------------------------------------------------------

2. Election of Price Waterhouse LLP
   as auditors for 1995.    FOR  [ ]    AGAINST   [ ]    ABSTAIN    [ ]

3. I plan to attend the annual
   meeting.                             YES  [ ]     NO  [ ]


SIGNATURE(S)_____________________________ DATE _____________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, pelase give full title as such.

- ------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                          Calgon Carbon Corporation

                Please sign, date and return your proxy in the
                              enclosed envelope.